    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999



                                                      REGISTRATION NO. 333-67587

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  YAHOO! INC.

             (Exact Name of Registrant as specified in its charter)

              CALIFORNIA                               77-0398689
       (State of incorporation)           (I.R.S. Employer Identification No.)

                            ------------------------

                            3420 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-3300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------


                                 TIMOTHY KOOGLE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            3420 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

                                JOSHUA L. GREEN
                                KEITH A. MILLER
                                KEVIN G. MONTLER
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement until October 20, 1999 or until such earlier time that all of the shares registered hereunder have been sold.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH CLASS                     AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              OF SECURITIES TO                      TO BE           OFFERING PRICE        AGGREGATE           AMOUNT OF
               BE REGISTERED                    REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.00033 per
 share......................................  254,757 shares(3)        171.0625           43,579,369            12,115

(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq National Market on November 13, 1998 in accordance with Rule 457 under the Securities Act of 1933.

(3) Includes an aggregate of 20,297 shares issuable upon exercise of warrants held by the selling shareholders.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                         SUBJECT TO COMPLETION, DATED JANUARY 22, 1999


                                  YAHOO! INC.


                         164,321 SHARES OF COMMON STOCK


    THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" REFERENCED ON PAGE 4 IN DETERMINING WHETHER TO PURCHASE THE YAHOO! INC. COMMON STOCK.

                            ------------------------

    These shares of common stock are being offered by certain selling shareholders, identified in this prospectus. We issued the shares, or reserved the shares for issuance, to the selling shareholders in connection with the acquisition of Yoyodyne Entertainment, Inc. in October 1998. The selling shareholders may sell these shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" on page 4. We will not receive any portion of the proceeds from the sale of these shares.

    Each of the selling shareholders may be deemed to be an "Underwriter," as such term is defined in the Securities Act of 1933, as amended.

    Yahoo! Inc.'s common stock is quoted on the Nasdaq National Market under the symbol "YHOO."


    On January 21, 1999, the last sale price of the common stock on the Nasdaq National Market was $265.00 per share.


                                                                       UNDERWRITING
                                                                       DISCOUNTS AND           PROCEEDS TO
                                               PRICE TO PUBLIC          COMMISSIONS       SELLING SHAREHOLDERS
Per Share.................................
Total.....................................     See Text Above         See Text Above         See Text Above

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this prospectus is January 22, 1999.

                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         -----
ADDITIONAL INFORMATION AVAILABLE TO YOU................................    3

INFORMATION INCORPORATED BY REFERENCE..................................    3

THE COMPANY............................................................    4

RISK FACTORS...........................................................    4

USE OF PROCEEDS........................................................    4

ISSUANCE OF COMMON STOCK TO SELLING SHAREHOLDERS.......................    4

PLAN OF DISTRIBUTION...................................................    4

SELLING SHAREHOLDERS...................................................    6

LEGAL MATTERS..........................................................    7

EXPERTS................................................................    7

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                    ADDITIONAL INFORMATION AVAILABLE TO YOU

    This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file the annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning Yahoo!, Inc. may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

                     INFORMATION INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholders have sold all the shares.

    The following documents filed with the SEC are incorporated by reference in this prospectus:

    1. Our Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-26822).

    2. Our definitive Proxy Statement dated March 12, 1998, filed in connection with our April 17, 1998 Annual Meeting of Shareholders.


    3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 (as amended January 21, 1999) and September 30, 1998 (as amended January 21, 1999) (File No. 0-26822).



    4. Our Current Reports on Form 8-K, filed with the SEC on January 5, 1998, January 15, 1998, June 8, 1998, June 12, 1998 (as amended on June 18, 1998, and January 21, 1999), July 9, 1998 (as amended September 4, 1998), October 23, 1998 (as amended on November 19, 1998, and January 21, 1999), and January 13, 1999 (File No. 0-26822).


    5. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on March 12, 1996 (File No. 0-026822).

    We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Andrea Klipfel, Investor Relations, 3420 Central Expressway, Santa Clara, California 95051, telephone: (408) 731-3300.

                                  THE COMPANY


    Yahoo! Inc. is a global Internet media company that offers a branded network of comprehensive information, communication and shopping services to millions of users daily. As the first online navigational guide to the Web, www.yahoo.com is a leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet.



    Under the Yahoo! brand, we provide intuitive, context-based guides to online content, Web search capabilities, aggregated third-party content and community and personalization features. In December 1998, Internet users viewed an average of 167 million Web pages per day in Yahoo!-branded properties.



    We make our properties available without charge to users and generate revenue primarily through the sale of advertising. Advertising on Yahoo! properties is sold through our internal advertising sales force. During the fourth quarter of 1998, approximately 2,225 advertisers purchased advertising on Yahoo! properties.


    Yahoo! was incorporated on March 5, 1995 under the laws of California. Our principal executive offices are located at 3420 Central Expressway, Santa Clara, California 95051 and our telephone number is (408) 731-3300. As used in this prospectus, the "Company" and "Yahoo!" refer to Yahoo! Inc., a California corporation, and its wholly-owned subsidiaries.

                                  RISK FACTORS


    The Yahoo! risk factors are set forth in full in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (as amended January 21, 1999) (File No. 0-26822), and are incorporated by reference herein.


    We will furnish without charge to you, on written or oral request, a copy of such report (other than the exhibits attached thereto). You should direct any requests for such report to Andrea Klipfel, Investor Relations, 3420 Central Expressway, Santa Clara, California 95051, telephone: (408) 731-3300.

                                USE OF PROCEEDS

    The proceeds from the sale of the common stock offered pursuant to this prospectus (the "Shares") are solely for the account of the selling shareholders. Accordingly, the Company will not receive any proceeds from the sale of the Shares from the selling shareholders.

                ISSUANCE OF COMMON STOCK TO SELLING SHAREHOLDERS

    On October 20, 1998, the Company issued an aggregate of 234,460 shares of common stock to the shareholders of Yoyodyne Entertainment, Inc. ("Yoyodyne") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Company, YO Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Sub"), and Yoyodyne. In addition, the Company assumed warrants to purchase Yoyodyne stock which now represents warrants to purchase an aggregate of 20,297 shares of the Company's common stock. Under the terms of the Merger Agreement, Yoyodyne merged into Sub and Yoyodyne became a wholly-owned subsidiary of the Company (the "Merger").

                              PLAN OF DISTRIBUTION

    Shares of common stock covered hereby may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares being offered hereby: (i) on The Nasdaq National Market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. The Company has agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act.

    Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

    The Company has advised the selling shareholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders have advised the Company that during such time as the selling shareholders may be engaged in the attempt to sell shares registered hereunder, they will: (i) not engage in any stabilization activity in connection with any of the Company's securities; (ii) not bid for or purchase any of the Company's securities or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or rights to acquire the Company's securities other than as permitted under the Exchange Act;
(iii) not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and (iv) effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

    The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

    In order to comply with the securities laws of certain states, if applicable, the Company's common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The Company has agreed to use its best efforts to maintain the effectiveness of this Registration Statement with respect to the shares of common stock offered hereunder by the selling shareholders until the earlier of the sale of such shares or October 20, 1999. No sales may be made pursuant to this prospectus after such date unless the Company amends or supplements this prospectus to indicate that it has agreed to extend such period of effectiveness. There can be no assurance that the selling shareholders will sell all or any of the shares of common stock offered hereunder.

                              SELLING SHAREHOLDERS


    All of the common stock registered for sale pursuant to this prospectus will be owned (or issuable upon the exercise of warrants owned) immediately after registration by the selling shareholders and all of the shares offered by the selling shareholders were acquired in connection with the Merger, other than as indicated below. Except as indicated, none of the selling shareholders has held any position or office (other than a non-officer employment relationship) or had any other material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Company's common stock. The following table sets forth under "Shares Beneficially Owned Prior to the Offering" certain information known to the Company with respect to beneficial ownership of the Company's common stock as of November 10, 1998 by each selling shareholder. The following table assumes that the selling shareholders sell all of the Shares and that the selling shareholders will make no other purchases or sales of the Company's common stock. The Company is unable to determine the exact number of Shares that actually will be sold.



                                             SHARES BENEFICIALLY                       SHARES BENEFICIALLY
                                                    OWNED                                     OWNED
                                           PRIOR TO THE OFFERING(1)  SHARES OFFERED     AFTER THE OFFERING
                                           ------------------------     BY THIS      ------------------------
SELLING SHAREHOLDERS                          SHARES     PERCENT(2)    PROSPECTUS       SHARES     PERCENT(2)
-----------------------------------------  ------------  ----------  --------------  ------------  ----------
Softbank Ventures, Inc.(3)...............    29,685,314       29.8%        52,750      29,632,564       29.8%
Chase Venture Capital Associates, L.P....        51,899      *             51,899               0      *
Seth Godin...............................       105,256      *             10,671(4 (5)            0     *
Larry Miller.............................        16,044      *             11,544(6)            0      *
P. Thomas Cohen..........................         9,627      *             10,912(7)            0      *
Charles Greenman.........................         8,021      *              3,021(8)            0      *
Silicon Valley Bank......................         2,406      *              2,406               0      *
Robert Lessin............................         1,854      *              1,854               0      *
The Flatiron Fund LLC....................         6,596      *                660(9)            0      *
Bryan Finkel.............................           304      *                304               0      *
Godin Charitable Remainder Trust.........           N/A      *              9,000(10)          N/A     *
Daniel Lovy..............................           N/A      *              2,500(10)          N/A     *
David Simon..............................           N/A      *              2,500(10)          N/A     *
Jerry Shereshewsky.......................           N/A      *              2,500(10)          N/A     *
Dos Margaritas...........................           N/A      *              1,800(10)          N/A     *


------------------------


 *  represents less than 1%



(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 10, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.



(2) Based on 99,509,505 shares outstanding at December 31, 1998.



(3) SOFTBANK Ventures, Inc., a wholly-owned subsidiary of Softbank Corp., received 52,750 shares in connection with the Merger (including shares issuable upon exercise of warrants issued in connection with the Merger). SOFTBANK Holdings Inc. owns 29,632,564 shares of the Company's common stock. SOFTBANK Ventures, Inc. and SOFTBANK Holdings Inc. are affiliates under the common control of SOFTBANK Corp. Eric Hippeau is the chief executive officer of Ziff-Davis Inc., which is majority-owned by SOFTBANK Holdings Inc, and is a member of the Board of Directors of Yahoo!.

    Masayoshi Son is the President and Chief Executive Officer of and owns approximately 50% interest in Softbank Corp., and, therefore, he may be deemed to benefically own such shares, although Mr. Son disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. On December 13, 1996, SOFTBANK Holdings Inc. granted an option to purchase 120,000 shares of common stock (the "Option"), which are owned by SOFTBANK Holdings Inc. to Eric Hippeau at a purchase price per share of $6.625. Twenty percent of the Option shares vest and become exercisable in five annual equal installments beginning April 1, 1997. Mr. Hippeau disclaims beneficial ownership of all shares owned by SOFTBANK Holdings Inc., except those shares under the Option which are exercisable within 60 days of November 10, 1998.



(4) Excludes 9,000 shares transferred to the Godin Charitable Remainder Trust, 2,500 shares transferred to Daniel Lovy, 2,500 shares transferred to David Simon, 2,500 shares transferred to Jerry Shereshewsky, 1,800 shares transferred to Dos Margaritas (a non-profit organization) and 1,285 shares transferred to P. Thomas Cohen, which transfers were effected prior to the date of this prospectus. Each of the foregoing transferees will have the ability to sell such transferred shares pursuant to this offering.



(5) Excludes 75,000 shares transferred in a private transaction prior to the date of this prospectus, which shares will not be sold pursuant to this offering.



(6) Excludes 4,500 shares transferred in a private transaction prior to the date of this prospectus, which shares will not be sold pursuant to this offering.



(7) Includes 1,285 shares transferred by Seth Godin prior to the date of this prospectus.



(8) Excludes 5,000 shares transferred in a private transaction prior to the date of this prospectus, which shares will not be sold pursuant to this offering.



(9) Excludes 5,936 shares transferred in a private transaction prior to the date of this prospectus, which shares will not be sold pursuant to this offering.



(10) Represents shares transferred by Seth Godin prior to the date of this prospectus.


                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California, counsel to the Company.

                                    EXPERTS


    The consolidated financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the supplementary consolidated financial statements of Yahoo! Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this prospectus by reference to the Company's Current Report on Form 8-K/A dated October 20, 1998 (as amended November 19, 1998, and January 21, 1999) have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant will bear no expenses in connection with any sale or other distribution by the selling shareholders of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee and the NASD listing fee.

SEC registration fee.................................................  $12,115
Legal fees and expenses..............................................   15,000
Accounting fees and expenses.........................................   10,000
NASD listing fee.....................................................    5,650
Miscellaneous expenses...............................................    2,235
                                                                       -------
Total................................................................  $45,000
                                                                       -------
                                                                       -------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

    In connection with this offering, the selling shareholders have agreed to indemnify the Registrant, its directors and officers and each such person who controls the Registrant, against any and all liability arising from inaccurate information provided to the Registrant by the selling shareholders and contained herein up to a maximum of the net proceeds received by the selling shareholders from the sale of their Shares hereunder.

ITEM 16. EXHIBITS.


EXHIBITS.
---------

   2.1 Agreement and Plan of Merger dated as of October 9, 1998 by and among Yahoo! Inc., YO Acquisition Corporation, and Yoyodyne
            Entertainment, Inc.(1)

   2.2    Amendment to the Agreement and Plan of Merger dated as of October
            19, 1998 by and among Yahoo! Inc., YO Acquisition Corporation, and
            Yoyodyne Entertainment, Inc.(2)

   5.1    Opinion of Venture Law Group, A Professional Corporation

  23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants (see page II-4)

  23.2 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)

  24.1    Power of Attorney (3)


------------------------

(1) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 1998.

(2) Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 1998.


(3) Previously filed on November 19, 1998.


ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Yahoo! Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 21, 1999.



                                          YAHOO! INC.

                                          By:        /s/ TIMOTHY KOOGLE
                                              --------------------------------
                                                       Timothy Koogle
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                                      TITLE                                     DATE
------------------------------------------------------------------------------------------  ------------------
      /s/ TIMOTHY KOOGLE
------------------------------
                              Chairman, Chief Executive Officer and Director (Principal      January 21, 1999
        Timothy Koogle          Executive Officer)

     /s/ GARY VALENZUELA
------------------------------
                              Senior Vice President, Finance and Administration, and Chief   January 21, 1999
       Gary Valenzuela          Financial Officer (Principal Financial Officer)

     /s/ JAMES J. NELSON
------------------------------
                              Vice President, Finance (Chief Accounting Officer)             January 21, 1999
       James J. Nelson

       /s/ ERIC HIPPEAU
------------------------------
                              Director                                                       January 21, 1999
         Eric Hippeau

      /s/ ARTHUR H. KERN
------------------------------
                              Director                                                       January 21, 1999
        Arthur H. Kern

    /s/ JEFFREY A. MALLETT
------------------------------
                              President, Chief Operating Officer and Director                January 21, 1999
      Jeffrey A. Mallett

      /s/ MICHAEL MORITZ
------------------------------
                              Director                                                       January 21, 1999
        Michael Moritz

        /s/ JERRY YANG
------------------------------
                              Director                                                       January 21, 1999
          Jerry Yang

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 9, 1998, which appears on page 40 of the 1997 Annual Report to Shareholders of Yahoo! Inc., which is incorporated by reference in the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 9, 1998, except as to the pooling of interests with Yoyodyne Entertainment, Inc. which is as of October 20, 1998, relating to the supplementary consolidated financial statements of Yahoo! Inc., which appears in the Current Report on Form 8-K/A dated October 20, 1998 (as amended November 19, 1998, and January 21,
1999). We also consent to the incorporation by reference of our report dated June 2, 1998, except as to Note 8, which is as of June 10, 1998, relating to the financial statements of Viaweb Inc. (a development stage enterprise), which appears in the Current Report on Form 8-K of Yahoo! Inc. dated June 12, 1998 (as amended January 21, 1999). We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
January 21, 1999

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------
          2.1      Agreement and Plan of Merger dated as of October 9, 1998 by and among Yahoo! Inc., YO Acquisition
                     Corporation, and Yoyodyne Entertainment, Inc.(1)

          2.2      Amendment to the Agreement and Plan of Merger dated as of October 19, 1998 by and among Yahoo!
                     Inc., YO Acquisition Corporation, and Yoyodyne Entertainment, Inc.(2)

          5.1      Opinion of Venture Law Group, A Professional Corporation

         23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants (see page II-4)

         23.2      Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)

         24.1      Power of Attorney(3)


------------------------

(1) Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 1998.

(2) Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Commission on October 23, 1998.


(3) Previously filed on November 19, 1998.